FORM 8-K
CURRENT REPORT
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OMB APPROVAL
ELINE ENTERTAINMENT GROUP, INC.
July 22, 2016
NEVADA
267-350-9331
1820 NE JENSEN BEACH BLVD., SUITE 634
JENSEN BEACH, FL 34957
000-30451 88-0429856
Section 8 Other Events
Item 8.01 Other Events.
On July 22, 2016, V2IP, Inc., a Florida
registered foreign corporation (the Plaintiff)
was granted by the Circuit Court of the Tenth
 Judicial Circuit, In And For Polk County, Florida
Civil Division, an Agreed Order Approving
Settlement Agreement and Stipulation for Dismissal
against Eline Entertainment Group, Inc.
(the Defendant) to settle a collection
action against the
Defendant. Under the terms of the
Settlement Agreement (the Settlement)
Defendant will issue and exchange
securities for debt with the Plaintiff.
Plaintiff owns bona fide claims
(Claims) against Defendant in the
aggregate amount of Four Hundred
Ninety Six Thousand
Six Hundred Ninety Four Dollars
and Zero Cents ($496,694.00).
Plaintiff has agreed to the
Settlement and believes that
it to be sufficiently fair. Defendant
board of directors has
considered the Settlement
and has resolved that its terms
and conditions are fair to, and in the
best interest of, Defendant and its stockholders.
The securities of the Defendant shall
be issued to the Plaintiff in exchange
for the Claims
Plaintiff has against Defendant and
shall be issued in accordance with
the Settlement which is in
accordance with Section 3(a)(10)
of the Securities Act and
Rule 69W-500.014 F.A.C. and shall
be freely tradable and unrestricted.
SIGNATURES
Pursuant to the requirements
of the Securities Exchange Act of 1934,
the registrant has duly caused
this report to be signed on its
behalf by the undersigned
hereunto duly authorized.
Eline Entertainment Group, Inc.
By:/s/

July 25, 2016
Emmanuel Gyamfi
President